UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2018

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2018, Vitamin Shoppe, Inc. (the “Company”) appointed Charles D. Knight as the Company’s Senior Vice President, Chief Accounting Officer and Corporate Controller, effective July 2, 2018.

Mr. Knight, 54, was most recently Senior Vice President-Corporate Controller (2010-2018)    at Toys “R” Us, Inc. . He was employed at Toys “R” Us for approximately 28 years, starting as Special Project Analyst in 1990, and held positions of increasing responsibility, including Vice President Controller Toysrus.com (2001-2002), Vice President of Toys “R” US Corporate Accounting (2002-2004), Vice President Corporate Controller, Toys “R” Us, Inc. (2004-2010). Prior to joining Toys “R” Us, he was a Senior Accountant at Deloitte & Touche LLP since 1986. Mr. Knight, received a Bachelor degree in accounting from Fairfield University (Connecticut), and is a Certified Public Accountant.

Mr. Knight will be entitled to receive: (i) an annual base salary of $400,000; (ii) a target annual bonus opportunity equal to 45% of his eligible earnings; and (iii) eligibility to participate in and be granted awards under the Company’s equity plan, including, an initial equity grant valued at $200,000.

The foregoing summary of the terms of Mr. Knight’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter Agreement, dated as of June 4, 2018, by and between Charles D. Knight, and the Company, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Offer Letter Agreement, dated as of June 4, 2018, by and between Charles D. Knight, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: June 25, 2018	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary